EXHIBIT 23.1



                        CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 21, 1997, appearing under Item 8 of the Tommy Hilfiger Corporation Annual Report on Form 10-K for the fiscal year ended March 31, 1997.

         /s/ Price Waterhouse LLP

         PRICE WATERHOUSE LLP
         New York, New York
         December 15, 1997